UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1705 Whiskey Road South, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

    On April 27, 2005, Security Federal Corporation issued its earnings release for the year ended March 31, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)        Exhibits

        99.1      Press Release of Security Federal Corporation dated April 27, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
SECURITY FEDERAL CORPORATION

Date: April 27, 2005	By: /s/ Roy G. Lindburg
Roy G. Lindburg
Treasurer and Chief Financial Officer

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Exhibit 99.1

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News Release

SECURITY FEDERAL CORPORATION ANNOUNCES ANNUAL EARNINGS

Aiken, South Carolina (April 27, 2005) - Security Federal Corporation (OTCBB:SFDL), holding company of Security Federal Bank, announced earnings totaling $3.5 million or $1.39 per share (basic) for the year ending March 31, 2005 compared to $4.3 million or $1.70 per share (basic) for the year ending March 31, 2004. The Bank sold a branch during the year ending March 31, 2004, which increased net income after tax by approximately $820,000 for that year. Excluding the gain from the branch sale, which occurred in February 2004, earnings increased $62,000 or 2% for the year ending March 31, 2005, and comparative earnings per share (basic) were $1.39 and $1.37 for the years ending March 31, 2005 and 2004 respectively. Other factors contributing to the increase in earnings included an increase in net interest income of $660,000 or 5%, a decrease in the provision for loan losses of $420,000 or 35%, both of which were partially offset by a decrease in the gain on sale of mortgage loans of $894,000 or 67%. The reduction in the gain on sale of mortgages was a result of the general decline in mortgage loan originations. General and administrative expenses increased $48,000 or less than 1%.

For the quarter ending March 31, 2005, earnings were $992,000 or $0.39 per share (basic) compared to $1.5 million or $0.62 per share (basic) for the three months ending March 31, 2003. Without the branch sale, earnings for the March 2005 quarter increased $263,000 or 36% due to an increase of $207,000 in net interest income or 6%, a decrease in the provision for loan losses of $105,000 or 35%, offset partially by an increase in general and administrative expenses of $283,000 or 10%. Comparative earnings per share without the sale of the branch were $0.39 and $0.29 per share (basic) for the three months ending March 31, 2005 and 2004 respectively.

Total assets increased 11% to $586.0 million, net loans receivable increased 22% to $316.9 million, and deposits increased 10% to $430.3 million at March 31, 2005 compared to March 31, 2004, respectively.

Security Federal Bank has eleven full service branches located in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia, South Carolina. Additional financial services are offered through the Bank's three wholly owned subsidiaries, Security Federal Trust Inc., Security Federal Investments Inc., and Security Federal Insurance Inc., which offer a full scope of trust, investment, and insurance services, including financial and retirement planning.

For additional information contact Roy Lindburg, Chief Financial Officer, at (803) 641-3070

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